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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


        We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 35 to the Registration Statement (Form N-1A, No. 2-88566) of Neuberger Berman Advisers Management Trust, and to the incorporation by reference of our reports dated February 1, 2001 on Neuberger Berman Advisers Management Trust (comprised of, respectively, Balanced Portfolio, Growth Portfolio, Guardian Portfolio, Limited Maturity Bond Portfolio, Liquid Asset Portfolio, Mid-Cap Growth Portfolio, Partners Portfolio and Socially Responsive Portfolio) included in the 2000 Annual Report to Shareholders of Neuberger Berman Advisers Management Trust.



                                             /s/ ERNST & YOUNG LLP

                                             ERNST & YOUNG LLP



Boston, Massachusetts
April 25, 2001